UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2017

THE PULSE BEVERAGE CORPORATION

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(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11678 N. Huron Street

Northglenn, CO 80234

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(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (720) 382-5476

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N/A

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         (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Deﬁnitive Agreement.

(See Item 2.03 below, incorporated here by reference)

Item 2.03 Creation of a Direct Financial Obligation of Registrant.

Registrant entered into a financing arrangement on April 3, 2017, with Old Main Capital, LLC, (“Lender”), and delivered its installment Convertible Promissory Note (the “Note”) to Lender. Under the terms of the Note, lender lent the sum of $200,000 to Registrant, and an additional sum of $50,000 after Registrant files a Definitive Schedule 14C with the Securities and Exchange Commission to increase its authorized common stock to at least 1,000,000,000, for a total anticipated financing of $250,000.

Each loan trench under the Note is due nine months from rate of advance and bears interest at 10% per annum. In addition, under an original issue discount provision, the principle of the Note was increased above the $250,000 received by the Company, to $294,117, providing additional consideration to the Lender, with the result that the effective cost to Registrant over the nine month term is approximately 26.5%.

In addition, the principle and accrued interest on the Note is convertible in whole or in part at the option of the holder into shares of the Registrant’s common stock, at a conversion price per share equal to 65% of the average of the two lowest traded prices for the Company’s stock in the 30 days preceding conversion (i.e. a 35% discount to the market).

Funds will be used to order product, meet shipping demands and provide working capital for the Registrant.

The terms set forth herein are qualified in all respects by reference to the actual provisions of Convertible Promissory Note document, a true copy of which is attached hereto as Exhibit 10, and be this reference incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities

On April 3, 2017, Registrant executed a Convertible Promissory Note in favor of Old Main Capital, LLC, (see Item 2.03 above), whose provisions provide in part for the conversion of the principle and accrued interest on the Note into shares of the common stock of Registrant at a conversion price per share equal to 65% of the average of the two lowest traded prices for the Company’s stock in the 30 days preceding conversion.

Registrant is uncertain whether the holder of this Note will elect to convert into Registrant’s common shares, and has no way at this date to gage the conversion price at which such a conversion might occur.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                      Description

(10) Material Contracts                CONVERTIBLE PROMISSORY NOTE Issued by Registrant to Old Main Capital, LLC, on April 3, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017

THE PULSE BEVERAGE CORPORATION

By:	/s/ Robert E. Yates
Robert E. Yates, Chief Executive Officer